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Exhibit 99.5

FORM OF
BENEFICIAL OWNER ELECTION FORM
INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the rights offering by Infrastructure and Energy Alternatives, Inc., a Delaware corporation (the "Company"), of transferable subscription rights to purchase Units.

        This will instruct you whether to exercise subscription rights to purchase Units distributed with respect to the shares of the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus.

        (Check the applicable boxes and provide all required information.)

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Please DO NOT EXERCISE SUBSCRIPTION RIGHTS.

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Please EXERCISE SUBSCRIPTION RIGHTS as set forth below:

	No. of Units			Per Unit Subscription Price		Payment
Basic Subscription Right	[ ]	*	X	$1,000.00	=	$	[ ]	*
Over-Subscription Privilege	[ ]		X	$1,000.00	=	$	[ ]
Total Payment Required						$	[ ]

*
THE MINIMUM SUBSCRIPTION AMOUNT IS 50 UNITS, OR $50,000.00. TO THE EXTENT THAT EXERCISING YOUR BASIC SUBSCRIPTION RIGHTS IN FULL WOULD RESULT IN A SUBSCRIPTION FOR LESS THAN 50 UNITS, OR $50,000.00, YOU MUST EXERCISE YOUR MINIMUM SUBSCRIPTION PRIVILEGE TO PARTICIPATE IN THE RIGHTS OFFERING. DEPENDING UPON THE NUMBER OF OTHER SUBSCRIBERS YOU MAY BE REQUIRED TO PURCHASE ALL OF THE $50,000.00 MINIMUM SUBSCRIPTION AMOUNT, BUT MAY BE ALLOCATED LESS. PLEASE READ THE PROSPECTUS.
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Payment in the following amount is enclosed $            (must match Total Payment Required above) (must be a minimum of $50,000.00)

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Please deduct payment from the following account maintained by you as follows:

  Type of Account:
  Account No.:
  Amount to be deducted: $

        If you wish to transfer your subscription rights, please contact us. Subscription Rights are transferable in minimum denominations of 50.

        I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

  •
  irrevocably elect to purchase the number of units indicated above upon the terms and conditions specified in the prospectus;

  •
  agree that if I (we) fail to pay for the shares I (we) have elected to purchase, the exercise will be invalid; and

  •
  represent and warrant that I am not an Excluded Stockholder, as such term is defined in the Prospectus.

Signature:
Name:
Title:
Address:

Telephone:
Date: , 20

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FORM OF BENEFICIAL OWNER ELECTION FORM INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.